Exhibit 23.1

[Letterhead of BDO USA, LLP]

Consent of Independent Registered Public Accounting Firm

Sterling Financial Corporation

Spokane, Washington

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 8, 2011, relating to the consolidated financial statements and the effectiveness of Sterling Financial Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP

July 8, 2011